SCHEDULE 14C

Information Required in Proxy Statement

Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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StrikeForce Technologies, Inc.

 (Name of Company As Specified In Charter)

Not Applicable

(Name of Person(s) Filing the Information Statement if other than Company)

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          1) Title of each class of securities to which transaction applies:

                  Common Stock, par value $0.0001 per share

                  Series A Preferred Shares, par value $0.10 per share

          2) Aggregate number of securities to which transaction applies:

                   94,863,266  common shares; 3 preferred shares

          3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

4) Proposed maximum aggregate value of transaction:

      . Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2)  and  identify  the  filing  for  which the  offsetting  fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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StrikeForce Technologies, Inc.

1090 King Georges Post Road

Suite #603

Edison, NJ  08837

INFORMATION STATEMENT

PURSUANT TO SECTION 14 OF THE SECURITIES EXCHANGE ACT OF 1934,

AS AMENDED, AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

INTRODUCTION

This notice and information statement (the “Information Statement”) will be mailed on or about February 15, 2011to the stockholders of record, as of February 15, 2011to shareholders of StrikeForce Technologies, Inc., a Wyoming corporation (the “Company”) pursuant to: Section 14(c) of the Exchange Act of 1934, as amended. This Information Statement is circulated to advise the shareholders of action already approved and taken without a meeting by written consent of three stockholders holding a total of three Series A Preferred Shares (The three shares of Series A Preferred Shares equals 80% of the current and outstanding preferred and common shares for voting purposes; thus, combined with the 94,863,266  issued and outstanding shares of common stock, there would be a total of 474,316,330 voting capital shares of which 379,453,064 have voted in favor of the action).   Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the corporate action described in this Notice can be taken no sooner than 20 calendar days after the accompanying Information Statement is first sent or given to the Company’s stockholders. Since the accompanying Information Statement is first being sent or given to security holders on February 14, 2011to the corporate action described therein may be effective on or after March 6, 2011.

Please review the Information Statement included with this Notice for a more complete description of this matter. This Information Statement is being sent to you for informational purposes only.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT

TO SEND US A PROXY.

The actions to be effective twenty days after the mailing of this Information Statement are as follows:

Ratification of the increase of the authorized shares of common stock of the Company from one hundred million

(100,000,000) to five hundred million (500,000,000).  $.0001 par value effective as of the filing of an amendment to the

Company's Certificate of  Incorporation with the Wyoming Secretary of State.

The increase in the authorized shares described in the accompanying Information Statement has been duly authorized and approved by the written consent of the holders of a majority of the voting capital shares of the Company’s issued and outstanding voting securities, your vote or consent is not requested or required. The accompanying Information Statement is provided solely for your information. The accompanying Information Statement also serves as the notice required by the Section 17-16-724 of the Wyoming Statutes of the taking of a corporate action without a meeting by less than unanimous written consent of the Company’s stockholders.

By order of the Board of Directors,

Mark Kay

Chief Executive Officer

February 4, 2011

The elimination of the need for a meeting of stockholders to approve this action is made possible by Wyoming Statutes which provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a meeting. In order to eliminate the costs involved in holding a special meeting of our stockholders, our Board of Directors voted to utilize the written consent of the holders of a majority in interest of our voting securities. This Information Statement is circulated to advise the shareholders of action already approved by written consent of the shareholders who collectively hold a majority of the voting power of our capital stock.

THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 PROVIDES A “SAFE HARBOR” FOR FORWARD LOOKING STATEMENTS. This Information Statement contains statements that are not historical facts. These statements are called “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements involve important known and unknown risks, uncertainties and other factors and can be identified by phrases using “estimate,” “anticipate,” “believe,” “project,” “expect,” “intend,” “predict,” “potential,” “future,” “may,” “should” and similar expressions or words. Our future results, performance or achievements may differ materially from the results, performance or achievements discussed in the forward-looking statements. There are numerous factors that could cause actual results to differ materially from the results discussed in forward-looking statements, including:

•

Changes in relationships and market for the development of the business of the Company that  would affect our earnings and financial position.

•

Considerable financial uncertainties that could impact the profitability of our business.

•

Factors that we have discussed in previous public reports and other documents filed with the Securities and Exchange Commission.

This list provides examples of factors that could affect the results described by forward-looking statements contained in this Information Statement. However, this list is not intended to be exhaustive; many other factors could impact our business and it is impossible to predict with any accuracy which factors could result in which negative impacts. Although we believe that the forward-looking statements contained in this Information Statement are reasonable, we cannot provide you with any guarantee that the anticipated results will be achieved. All forward-looking statements in this Information Statement are expressly qualified in their entirety by the cautionary statements contained in this section and you are cautioned not to place undue reliance on the forward-looking statements contained in this Information Statement. In addition to the risks listed above, other risks may arise in the future, and we disclaim any obligation to update information contained in any forward-looking statement.

StrikeForce Technologies, Inc.

1090 King Georges Post Road

Suite #603

Edison, NJ  08837

 (732) 661-9641

Facsimile: (732) 661-9647

This Information Statement is being furnished by StrikeForce Technologies, Inc., a Wyoming corporation (“we,” “us,” “our” or the “Company”), in connection with action taken by the holders of a majority of the voting power of the Company’s issued and outstanding voting securities. By written consent dated February 1, 2011, the holders of a majority of the voting power approved the increase of the authorized shares of common stock of the Company from one hundred million (100,000,000) to five hundred million (500,000,000).  $.0001 par value.  We are first sending or giving this Information Statement on or about February 15, 2011 to our stockholders of record as of the close of business on February 15, 2011 (the “Record Date”). Our principal executive offices are located at 1090 King Georges Post Road, Suite #603, Edison, NJ  08837 and our main telephone number is (732) 661-9641.

Board Approval of the Increase in Authorized Common Shares

On February 1, 2011, our board of directors authorized the increase of the authorized shares of common stock of the Company from one hundred million (100,000,000) to five hundred million (500,000,000).  $.0001 par value.

The Action by Written Consent

On February 1, 2011, the holders of a majority of the votes of the Company’s outstanding voting securities approved the  increase of the authorized shares of common stock of the Company from one hundred million (100,000,000) to five hundred million (500,000,000).  $.0001 par value. The holders of a majority of the votes of the Company’s outstanding voting securities are comprised of three shares of Series A Preferred Shares which equals 80% of the current and outstanding preferred and common shares for voting purposes; thus, combined with the 94,863,266 issued and outstanding shares of common stock, there would be a total of 474,316,330 voting capital shares of which 379,453,064 have voted in favor of the action.

No Further Voting Required

We are not seeking consent, authorizations, or proxies from you. Section 17-16-724 of the Wyoming Statutes and our bylaws provide that actions requiring a vote of the stockholders may be approved by written consent of the holders of outstanding shares of voting capital stock having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. The approval by at least a majority of the outstanding voting power of our voting securities is required to approve the increase in the authorized shares of common stock.

Notice Pursuant to the Wyoming Statutes

Pursuant to the Wyoming Statutes, we are required to provide prompt notice of the taking of corporate action by written consent to our stockholders who have not consented in writing to such action. This Information Statement serves as the notice required by the Wyoming Statutes.

Dissenters’ Rights of Appraisal

The Wyoming Statutes does not provide dissenters’ rights of appraisal to our stockholders in connection with the matters approved by the Written Consent.

APPROVAL OF THE INCREASE IN THE AUTHORIZED SHARES OF COMMON STOCK

“Company,” “our company,” “us,” “SFT,” “StrikeForce,” “we” and “our” refer to StrikeForce Technologies, Inc. unless the context requires otherwise

Corporate History and Business

StrikeForce Technologies, Inc. is a software development and services company that offers a suite of integrated computer network security products using proprietary technology. We were organized in August 2001 under New Jersey law as Strike Force Technical Services, Inc. We initially conducted operations as an integrator and reseller of computer hardware and telecommunications equipment and services in December 2002. We formally memorialized by an agreement in September 2003 in which we acquired certain intellectual property rights and patent pending technology from NetLabs.com including the rights to further develop and sell their principal technology. In addition, certain officers of NetLabs.com joined our company as officers and directors of our company. We subsequently changed our name to StrikeForce Technologies, Inc., under which we have conducted our business since August 2003. Our strategy is to develop and market our suite of network security products to the corporate, financial, government, insurance, e-commerce and consumer sectors. We plan to grow our business primarily through internally generated sales, rather than by acquisitions. We have no subsidiaries and we conduct our operations from our corporate office in Edison, New Jersey.

We own the exclusive right to license and develop various identification protection software products to protect computer networks from unauthorized access and to protect network owners and users from identity theft. We have developed a suite of products partly based upon this exclusive license that is targeted to the financial services, e-commerce, corporate, government, healthcare and consumer sectors. We are a development stage business and have had nominal revenues since our formation. On August 3, 2005, our registration statement on Form SB-2 was declared effective by the Securities and Exchange Commission (the “SEC”) and on December 14, 2005, we received our clearance for quotation on the Over-The-Counter Bulletin Board. On November 2 2006, we filed a Post-Effective Amendment to our Form SB-2 Registration Statement with the SEC. The SEC declared our Post-effective Amendment effective on November 8, 2006.

We began our operations in 2001 as a reseller and integrator of computer hardware and iris biometric technology. From the time we started our operations through the first half of 2003, we derived the majority of our revenues as an integrator. In December 2002, upon the acquisition of the licensing rights to certain intellectual property and patent pending technology from NetLabs.com, we shifted the focus of our business to developing and marketing our own suite of security products. Based upon the acquired licensing rights and additional research and development, we have developed various identification protection software products to protect computer networks from unauthorized access and to protect network owners and users from identity theft. In November 2010, we received notice that the United States Patent Office has issued an official Notice of Allowance for the patent application for our technology, titled "Multi-Channel Device Utilizing a Centralized Out-of-Band Authentication System".

We completed the development of our ProtectID® platform at the end of June 2006 and we completed the core development of our keyboard encryption and anti-keylogger product, GuardedID®, in December 2006, with continuous enhancements, which is currently being sold and distributed. We seek to locate customers in a variety of ways. These include contracts primarily with value added resellers and distributors (both inside the United States and internationally), direct sales calls initiated by our internal staff, exhibitions at security and technology trade shows, through the media, through consulting agreements, and through our own and agent relationships. Our sales generate revenue either as an Original Equipment Manufacturer (“OEM”) model, through a Hosting/License agreement, bundled with other company’s products or through direct purchase by customers. We price our products for hosted consumer transactions based on the number of transactions in which our software products are utilized. We also price our products for business applications based on the number of users. These pricing models provide our company with one-time, monthly, quarterly and yearly recurring revenues. We are also generating revenues from annual maintenance contracts, renewal fees and expect an increase in revenues based upon the execution of various agreements that we have recently closed and are being implemented.

We generated all of our revenues of $215,524 for the nine months ended September 30, 2010, and $335,738, for the nine months ended September 30, 2009, from the sales of our security products. We market our products to financial service firms, e-commerce companies, government agencies and the enterprise market in general and with virtual private networks, as well as technology service companies that service all the above markets. We seek such sales through our own direct efforts and primarily through distributors, resellers and third party agents. We are also seeking to license the technology as original equipment with computer hardware and software manufacturers. We are engaged in production installations and pilot projects with various distributors, resellers and direct customers, as well as having reached additional reseller agreements with strategic vendors internationally. Our GuardedID® product is also being sold directly to consumers, primarily through the Internet as well as distributors, resellers, third party agents and potential OEM agreements by bundling GuardedID® with their products (providing a value-add to their own products and offerings).

We have incurred substantial losses since our inception. Our management believes that our products provide a cost-effective and technologically competitive solution to address the problems of network security and identity theft in general. There can be no assurance, however, that our products will continue to gain acceptance in the commercial marketplace or that one of our competitors will not introduce technically superior products.

We are focusing primarily on developing sales through “channel” relationships in which our products are offered by other manufacturers, distributors, value-added resellers and agents, internationally. We also sell our suite of security products directly from our Edison, NJ office, which also augments our channel partner relationships. It is our strategy that these “channel” relationships will provide the greater percentage of our revenues ongoing. Examples of the channel relationships that we are pursuing include our attempts to establish OEM relationships with other security technology and software providers that would integrate or bundle the enhanced security capabilities of ProtectID® and or GuardedID® into their own product lines. These would include providers of networking software and manufacturers of computer and telecommunications hardware and software that provide managed services, as well as all markets interested in increasing the value of their products and packages, such as financial services software, anti-virus and identity theft product companies.

Our primary target markets include financial services such as banks, insurance companies and savings institutions, e-commerce based services companies, telecommunications and cellular carriers, technology software companies, government agencies and consumers. For the near term, we are narrowly focusing our concentration on short sales-cycle customers and strategic problem areas, such as where compliance with government regulations are key, stolen passwords used to acquire private information illegally, as well as remote users for medium to large size companies. Because we anticipate a growing market demand, we are developing a sizeable global reseller and distribution channel as a strategy to generate, manage and fulfill demand for our products across market segments, minimizing the requirement for an increase in our staff. We intend to minimize the concentration on our initial direct sales efforts in the future as our distribution and reseller channels develop internationally.

We intend to generate revenue through fees for ProtectID® based on consumer volumes of usage in the e-commerce and financial services markets, one time per person fees in the enterprise markets, set-up and recurring transaction fees when the product is hosted, yearly maintenance fees and other one-time fees. We also intend to generate revenues through sales of our GuardedID® product. GuardedID® pricing is for an annual license and we discount for volume purchases. GuardedID® pricing models, especially when bundling through OEM contracts, include monthly and quarterly recurring revenues. We also provide our clients a choice of operating our software internally by licensing or through our hosting service. GuardedID® requires a download on each and every computer it protects, whether for employees or consumers.

Use of Estimates

Management's Discussion and Analysis of Financial Condition is based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. When preparing our financial statements, we make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, along with the amounts of revenues and expenses during the reported period. Significant estimates include, but are not limited to, the estimated useful lives of property and equipment and website development costs. Actual results could differ from those estimates.

Results of Operations

THREE MONTHS ENDED SEPTEMBER 30, 2010 COMPARED TO THE THREE MONTHS ENDED SEPTEMBER 30, 2009

Revenues for the three months ended September 30, 2010 were $113,140 compared to $188,505 for the three months ended September 30, 2009, a decrease of $75,365 or 40.0%. The decrease in revenues was primarily due to the decrease in sales of our software products and by the phasing out of our ValidateID® product offering, in order to provide increased focus on our GuardedID® keystroke encryption product.

Revenues generated consisted of hardware and software sales, services and maintenance sales, revenue from sign-on fees and recurring transaction revenues. Hardware sales for the three months ended September 30, 2010 were $911 compared to $0 for the three months ended September 30, 2009, an increase of $911. The increase in hardware revenues was primarily due to the increase in sales of our one-time-password tokens. Software, services and maintenance sales for the three months ended September 30, 2010 were $112,229 compared to $76,392 for the three months ended September 30, 2009, an increase of $35,837. The increase in software, services and maintenance revenues was primarily due to the increase in sales of our software products. Sign on fees for access to our hosted service provider to utilize our “Cloud Service” transaction model amounted to $0 for the three months ended September 30, 2010 compared to $2,000 for the three months ended September 30, 2009, a decrease of $2,000. The decrease resulted from the phasing out of our ValidateID® product offering. Transaction revenues from the ASP hosting model were $0 for the three months ended September 30, 2010 compared to $110,113 for the three months ended September 30, 2009, a decrease of $110,113. The decrease was caused by the phasing out of our ValidateID® product offering, in order to provide greater focus on our GuardedID® keystroke encryption product.

Cost of revenues for the three months ended September 30, 2010 was $2,428 compared to $19,519 for the three months ended September 30, 2009, a decrease of $17,091, or 87.6%. The decrease resulted primarily from reduced support costs from the phasing out of our ValidateID® product offering. Cost of revenues as a percentage of total revenues for the three months ended September 30, 2010 was 2.2% compared to 10.4% for the three months ended September 30, 2009. The decrease reflects lower support costs for GuardedID® vs. ValidateID®.

Gross profit for the three months ended September 30, 2010 was $110,712 compared to $168,986 for the three months ended September 30, 2009, a decrease of $58,274, or 34.5%. The decrease in gross profit was primarily due to the decrease in sales of our software products caused by the phasing out of our ValidateID® product offering, in order to provide greater focus on our GuardedID® keystroke encryption product.

Research and development expenses for the three months ended September 30, 2010 were $94,877 compared to $108,735 for the three months ended September 30, 2009, a decrease of $13,858, or 12.7%. The decrease was primarily attributable to the decrease in time expended by our research and development personnel. The salaries, benefits and overhead costs of personnel conducting research and development of our software products comprise research and development expenses.

Selling, general and administrative (“SGA”) expenses for the three months ended September 30, 2010 were $202,282 compared to $346,613 for the three months ended September 30, 2009, a decrease of $144,331 or 41.6%. The net decrease was due primarily to decreases in professional fees and salaries and benefits costs through attrition. Selling, general and administrative expenses consist primarily of salaries, benefits and overhead costs for executive and administrative personnel, insurance, fees for professional services (including consulting, legal, and accounting fees), travel costs, non-cash stock compensation expense for the issuance of stock to non-employees and other general corporate expenses.

Other (income) expense for the three months ended September 30, 2010 was ($39,533) as compared to $265,796 for the three months ended September 30, 2009, representing a decrease in expense of $305,329, or 115%. The decrease was primarily due to the decrease in the changes in the fair value of derivative financial instruments relating to the convertible secured promissory notes and the decrease in financing expense.

Our net loss for the three months ended September 30, 2010 was $146,914 compared to a net loss of $552,158 for the three months ended September 30, 2009, a decrease of $405,244, or 73.4%. The decrease in our net loss was primarily due to the decrease in the changes in the fair value of derivative financial instruments relating to the convertible secured promissory notes and the decrease in financing expense.

NINE MONTHS ENDED SEPTEMBER 30, 2010 COMPARED TO THE NINE MONTHS ENDED SEPTEMBER 30, 2009

Revenues for the nine months ended September 30, 2010 were $215,524 compared to $335,738 for the nine months ended September 30, 2009, a decrease of $120,214 or 35.8%. The decrease in revenues was primarily due to the decrease in sales of our software products caused by the phasing out of our ValidateID® product offering.

Revenues generated consisted of hardware and software sales, services and maintenance sales, revenue from sign-on fees and recurring transaction revenues. Hardware sales for the nine months ended September 30, 2010 were $1,476 compared to $849 for the nine months ended September 30, 2009, an increase of $627. The increase in hardware revenues was primarily due to the increase in our sales of our one-time-password tokens. Software, services and maintenance sales for the nine months ended September 30, 2010 were $185,643 compared to $161,064 for the nine months ended September 30, 2009, an increase of $24,579. The increase in software, services and maintenance revenues was primarily due to the increase in sales of our software products. Sign on fees for access to our hosted service provider to utilize our “Cloud Service” transaction model amounted to $0 for the nine months ended September 30, 2010 compared to $4,000 for the nine months ended September 30, 2009, a decrease of $4,000. The decrease resulted from the phasing out of our ValidateID® product offering. Transaction revenues from the ASP hosting model were $28,405 for the nine months ended September 30, 2010 compared to $169,825 for the nine months ended September 30, 2009, a decrease of $141,420. The decrease was caused by the phasing out of our ValidateID® product offering, in order to provide greater focus on our GuardedID® keystroke encryption product.

Cost of revenues for the nine months ended September 30, 2010 was $31,270 compared to $58,721 for the nine months ended September 30, 2009, a decrease of $27,451, or 46.8%. The decrease resulted primarily from the phasing out of our ValidateID® product offering. Cost of revenues as a percentage of total revenues for the nine months ended September 30, 2010 was 14.5% compared to 17.5% for the nine months ended September 30, 2009. The decrease reflects lower support costs for GuardedID® vs. ValidateID®.

Gross profit for the nine months ended September 30, 2010 was $184,254 compared to $277,017 for the nine months ended September 30, 2009, a decrease of $92,763, or 33.5%. The decrease in gross profit was primarily due to the decrease in sales of our software products caused by the phasing out of our ValidateID® product offering, in order to provide greater focus on our GuardedID® keystroke encryption product.

Research and development expenses for the nine months ended September 30, 2010 were $302,507 compared to $315,706 for the nine months ended September 30, 2009, a decrease of $13,199, or 4.2%. The decrease was primarily attributable to the decrease in time expended by our research and development personnel. The salaries, benefits and overhead costs of personnel conducting research and development of our software products comprise research and development expenses.

Selling, general and administrative (“SGA”) expenses for the nine months ended September 30, 2010 were $848,938 compared to $1,064,737 for the nine months ended September 30, 2009, a decrease of $215,799 or 20.3%. The net decrease was due primarily to decreases in professional fees, rent expense and salaries and benefits costs through attrition. Selling, general and administrative expenses consist primarily of salaries, benefits and overhead costs for executive and administrative personnel, insurance, fees for professional services (including consulting, legal, and accounting fees), travel costs, non-cash stock compensation expense for the issuance of stock to non-employees and other general corporate expenses.

Other (income) expense for the nine months ended September 30, 2010 was $1,276,517 as compared to $412,107 for the nine months ended September 30, 2009, representing an increase in other expense of $864,410, or 210%. The increase was primarily due to the impairment of deferred royalties that we recorded in the second quarter of 2010 and the increase in financing expense.

Our net loss for the nine months ended September 30, 2010 was $2,243,708 compared to a net loss of $1,515,533 for the nine months ended September 30, 2009, an increase in net loss of $728,175, or 48%. The increase in our net loss was due to the impairment of deferred royalties that we recorded in the quarter ended June 30, 2010, to the decrease in sales of our software products caused by the phasing out of our ValidateID® product offering, in order to provide greater focus on our GuardedID® keystroke encryption product and by the increase in financing expense.

Liquidity and Capital Resources

Our total current assets at September 30, 2010 were $81,507, which did not include cash as compared with $501,859 in total current assets at September 30, 2009, which included cash of $9,992 and $9,282 in restricted cash. Additionally, we had a stockholders’ deficiency in the amount of $10,173,423 at September 30, 2010 as compared to a stockholders’ deficiency of $7,996,630 at September 30, 2009. The increase in the deficiency is a result of our net losses. We have historically incurred losses and have financed our operations through loans, principally from affiliated parties such as our directors, and from the proceeds of debt and equity financing. The liabilities include a computed liability for the fair value of derivatives of $401,927, which will only be realized on the conversion of the derivatives, or settlement of the debentures.

We financed our operations during the nine months ended September 30, 2010 through debt and equity financing, recurring revenues from our ProtectID® and ValidateID® hosting platforms, sales of our ProtectID® licensed platform, and sales of our GuardedID® keystroke encryption technology. Management anticipates that we will rely, at least in the near future, on a substantial percentage of our revenues arising from the sales of our GuardedID® and ProtectID® products. We phased out our ValidateID® product offering at the end of April 2010, in order to provide greater focus on our GuardedID® keystroke encryption product. We anticipate that we will have a limited number of customers for our other products and may continue to have customer concentrations. Inherently, as time progresses and corporate exposure in the market grows, management believes, but cannot guarantee, we will attain greater numbers of customers and the concentrations would then diminish. Until this is accomplished, management will continue to attempt to secure additional financing through both the public and private market sectors to meet our continuing research and development and operating expenditures, until our sales revenue can provide greater liquidity.

The number of common shares outstanding increased from 20,276,624 shares at the nine months ended September 30, 2009 to 49,954,944 at the nine months ended September 30, 2010, an increase of 146%. The increase in the number of common shares outstanding was primarily due to the number of shares issued relating to debt settlement, financing, consulting fees satisfied in common shares, and the conversion of our secured convertible debentures into common shares.

We have historically incurred losses and we anticipate that we will not generate, in managements’ opinion, any significant revenues until the second quarter of 2011. Our operations expenses are presently approximately $90,000 per month. Management believes, but cannot provide assurances, that we will be cash flow positive within the next six months, based on recently executed contracts and potential contracts we anticipate closing by the end of the first quarter of 2011 in the financial industry, technology, insurance, enterprise, government, and consumer sectors in the United States, Latin America, Europe and Asia. There can be no assurance, however, that the sales anticipated will materialize or that we will achieve the profitability we have forecasted.

At September 30, 2010, $542,588 in aggregate principal amount of the Citco Global Custody NV (“Citco Global”) debentures, as assigned by YA Global and Highgate in April 2009 (see below), was issued and outstanding.

At September 30, 2010, $251,820 in aggregate principal amount of the YA Global Investments, LP (“YA Global”) debenture remained outstanding.

In January 2008, we executed a Forbearance Agreement with YA Global whereby YA Global and Highgate have agreed to forbear from exercising their rights under the secured convertible debentures through February 27, 2008. Based on the terms of the Forbearance Agreement, we recorded an amount due to YA Global and Highgate from us of $1,214,093, which includes principal, interest and the redemption premium. The terms also include a reduction in the YA Global and Highgate Fixed Conversion Price to $0.065. In connection with this Forbearance Agreement, we issued to YA Global 500,000 contingency common stock purchase warrants with an exercise price of $0.15 per share. The common stock purchase warrants are exercisable for a period of five (5) years from date of issuance. The common stock purchase warrants are held in escrow and would only be released to YA Global if the total amount due by our company was not paid to YA Global by February 29, 2008. The total amount of our indebtedness to YA Global and Highgate in the amount of $1,214,093, as agreed to in the Forbearance Agreement, is further broken down as:

·$427,447 (YA Global secured convertible debenture)

·$204,775 (YA Global accrued and unpaid interest on debenture)

·$85,489 (YA Global 20% redemption premium)

·$244,720 (Highgate secured convertible debenture)

·$86,937 (Highgate accrued and unpaid interest on debentures)

·$48,944 (Highgate 20% redemption premium)

·$100,000 (YA Global promissory note dated May 1, 2006)

·$15,781 (YA Global accrued and unpaid interest on note)

In February 2008, the Forbearance Agreement was amended and extended to May 15, 2008, including the terms of the contingency common stock purchase warrants. Per the terms of the amendment, YA Global and Highgate received an additional 105 days of interest for a total amount of $28,328.84 additional interest. The additional interest plus a security deposit of $171,671.16 were paid to YA Global and Highgate per the terms of a debt assignment agreement executed with an investor group in February 2008, for a total amount paid to YA Global of $200,000. The security deposit will be applied to the amount due YA Global and Highgate if the remaining balance due of $1,042,421.84 is paid in full by May 15, 2008. Otherwise, the security deposit will be applied to YA Global as liquidated damages.

In May 2008, we executed a Forbearance Agreement with YA Global that supersedes the January 2008 agreement and February 2008 amendment, whereby YA Global and Highgate have agreed to forbear from exercising their rights under the secured convertible debentures through October 15, 2008. Per the terms of the May 2008 Forbearance Agreement, we agreed to use our best efforts to make available sufficient authorized shares of its common stock to effect conversion of the entire amount outstanding, to YA Global and Highgate, by October 15, 2008. The terms of the contingency common stock purchase warrants became applicable to the terms of the May 2008 Forbearance Agreement. Additionally, per the terms of the agreement, the SIG paid $75,000 to YA Global in May 2008 which is further broken down as:

· $17,268 (additional prepaid interest to YA Global from May 15, 2008 to October 15, 2008)

· $7,181 (additional prepaid interest to Highgate from May 15, 2008 to October 15, 2008)

· $27,840 (accrued interest due on the Highgate debenture dated April 26, 2005)

· $22,711 (non-refundable extension payment that will be applied to the redemption amount if the remaining balance is paid in full by October 15, 2008)

The payment of the accrued interest of $27,840 for the Highgate April 26, 2005 debenture reduced the total amount of our indebtedness to YA Global and Highgate to $1,186,253 as agreed to in the May 2008 Forbearance Agreement.

In April 2009, the YA Global and Highgate secured convertible debentures were extended to December 31, 2010. Per the terms of the extension, the security deposit of $171,671 paid in March 2008 and the extension payment of $22,711 paid in May 2008 were applied to the YA Global debenture resulting in a remaining note balance of $233,065. The balance of the Highgate debenture remained $244,720.

In April 2009, we executed a secured convertible debenture with YA Global for $277,920, maturing on December 31, 2010. The debenture, which is not interest bearing, represents accrued interest owed on the existing YA Global and Highgate secured convertible debentures through April 23, 2009.

In April 2009, YA Global notified us that the April 2005 YA Global and May 2005 Highgate secured convertible debentures, related documents and the subsequent forbearance agreements have been assigned to Citco Global Custody NV as of April 24, 2009. Management recorded the assigned debentures as restructuring of troubled debt. Management recorded the accrued interest on the assigned debentures through the extended due date of December 31, 2010 as a loss on restructured debt in the amounts of $33,893 on the assigned YA Global debenture and $30,911 on the assigned Highgate debenture. On April 24, 2009, the adjusted balance of the assigned debentures was $266,957 (YA Global assignment) and $275,631 (Highgate assignment).

During the nine months ended September 30, 2010, YA Global converted $26,100 of the April 23, 2009 debenture into 6,937,445 shares of our common stock, pursuant to the terms of the Securities Purchase Agreement. The conversions were made on March 1, 2010 at a conversion price of $0.0256 per share, on July 7, 2010 at a conversion price of $0.0036 per share, on July 28, 2010 at a conversion price of $0.002104 per share, on August 26, 2010 at a conversion price of $0.002152 per share, on September 13, 2010 at a conversion price of $0.0024 per share and on September 24, 2010 at a conversion price of $0.002152 per share.

During the nine months ended September 30, 2010, we issued an unsecured convertible note of $30,000 to one unrelated party.

During the nine months ended September 30, 2010, we issued unsecured notes in an aggregate total of $130,000 to two unrelated parties. Additionally, during the nine months ended September 30, 2010, we repaid a total of $34,199 of unsecured notes to one unrelated party.

During the nine months ended September 30, 2010, we issued unsecured notes in an aggregate total of $119,820 to one related party. Additionally, during the nine months ended September 30, 2010, we repaid a total of $56,800 of unsecured notes to two related parties.

Summary of Funded Debt

As of September 30, 2010 our company’s open unsecured promissory note balance was $2,506,970, net of discount on promissory notes of $61,600, listed as follows:

· $100,000 to YA Global (in April 2009 the note was extended to December 31, 2010. The note shall become convertible if not repaid by August 20, 2010.) – current portion

· $18,750 to an unrelated individual

· $355,000 to an unrelated individual – current portion = $80,000

· $127,320 to an unrelated company

· $210,000 to an unrelated company

· $7,500 to an unrelated individual

· $1,750,000 to twenty unrelated individuals through term sheet with the SIG – current portion = $1,700,000

As of September 30, 2010 our company’s open unsecured related party promissory note balances were $721,520, listed as follows:

· $710,120 to our CEO – current portion

· $11,400 to our former President – current portion

As of September 30, 2010 our company’s open convertible secured note balances were $794,408, listed as follows:

· $542,588 to Citco Global (as assigned in 04/09 by YA Global and Highgate)

· $251,820 to YA Global (04/09 secured debenture)

As of September 30, 2010 our company’s open convertible note balances were $1,142,080, net of discount on convertible notes of $3,432, listed as follows:

· $235,000 to an unrelated company (03/05 unsecured debenture) - current portion

· $7,000 to an unrelated company (06/05 unsecured debenture) – current portion

· $10,000 to an unrelated individual (06/05 unsecured debenture) - current portion

· $40,000 to three unrelated individuals (07/05 unsecured debentures) - current portion

· $200,000 to an unrelated individual (06/06 unsecured debenture) – current portion

· $150,000 to an unrelated individual (09/06 unsecured debenture) – current portion

· $3,512 to an unrelated individual (02/07 unsecured debenture) – current portion

· $100,000 to an unrelated individual (05/07 unsecured debenture) – current portion

· $100,000 to an unrelated individual (06/07 unsecured debentures) – current portion

· $100,000 to an unrelated individual (07/07 unsecured debenture) – current portion

· $120,000 to three unrelated individuals (08/07 unsecured debentures) – current portion

· $50,000 to two unrelated individuals (12/09 unsecured debentures)

· $30,000 to an unrelated company (03/10 unsecured debenture)

As of September 30, 2010 our company’s open convertible note balances - related parties were $419,255, listed as follows:

· $268,000 to our CEO – current portion

· $57,500 to our VP of Technical Services – current portion

· $30,000 to a relative of our CTO & one of our Software Developers – current portion

· $5,000 to a relative of our CFO – current portion

· $58,755 to our Office Manager – current portion

Based on present revenues and expenses, we are unable to generate sufficient funds internally to sustain our current operations. We must raise additional capital or other borrowing sources to continue our operations. It is management’s plan to seek additional funding through the sale of equity and the issuance of certain debt instruments, including promissory and convertible notes. If we issue additional shares of common stock, the value of shares of existing stockholders is likely to be diluted.

However, the terms of the convertible secured debentures issued to certain of the existing stockholders require that we obtain the consent of such stockholders prior to our entering into subsequent financing arrangements. No assurance can be given that we will be able to obtain additional financing, that we will be able to obtain additional financing on terms that are favorable to us or that the holders of the secured debentures will provide their consent to permit us to enter into subsequent financing arrangements.

Our future revenues and profits, if any, will primarily depend upon our ability to secure sales of our suite of network security and anti-malware products. We do not presently generate significant revenue from the sales of our products. Although management believes that our products are competitive for customers seeking a high level of network security, we cannot forecast with any reasonable certainty whether our products will gain acceptance in the marketplace and if so by when. In the third quarter of 2009, we executed contracts with two international clients, for our ProtectID® and GuardedID® products, respectively.

Except for the limitations imposed upon us respective to the convertible secured debentures of Citco Global and YA Global, there are no trends, material or known, which will restrict either short term or long-term liquidity.

On December 23, 2010,we agreed to the assignment by YA Global Investments LP to a third party of a (a) Secured Convertible Debenture in the original outstanding principal amount of $277,920 (originally issued on April 23, 2009); (b)  a Promissory Note in the original outstanding principal amount of $100,000 (originally issued on May 1, 2006) and no longer accruing interest as of this date; (c) a Security Agreement, dated December 20, 2004; (d) all underlying documents (including security interests, liens, claims, titles, assignments) to prior loan agreements. In agreeing to the assignment, the Company agreed to a fixed conversion price for the current balance including interest totaling $364,126.15 assumed of $0.00455 rounded per share.

Off-Balance Sheet Arrangements

We do not have any off balance sheet arrangements that are reasonably likely to have a current or future effect on our financial condition, revenues, results of operations, liquidity or capital expenditures.

Director and Executive Officers

Set forth below is information regarding the Company’s current directors and executive officers. There are no family relationships between any of our directors or executive officers. The directors are elected annually by stockholders. The executive officers serve at the pleasure of the Board of Directors.

The following sets forth the executive officers and/or Directors of the Company, their ages, and all offices and positions with the Company.

Name	Age	Position
Mark L. Kay	61	Chief Executive Officer and Chairman of the Board of Directors
Philip E. Blocker	52	Chief Financial Officer
Ramarao Pemmaraju	49	Chief Technical Officer and Director
Robert Denn	52	Director
George Waller Mark Corrao	52 53	Executive Vice President and Head of Marketing and Director Director

All of our directors serve until their successors are elected and qualified by our shareholders, or until their earlier death, retirement, resignation or removal. Officers are appointed by the Board of Directors and their terms of office are, except to the extent governed by the Citco Global Custody NV and YA Global Investments, LP agreements, at the direction of the Board of Directors. The following is a brief description of the business experience of our executive officers who are also the Directors and significant employees:

Mark L. Kay, Chief Executive Officer and Chairman of the Board of Directors

Mr. Kay joined StrikeForce as our CEO in May 2003 following his retirement at JPMorganChase & Co. In December 2008, a majority of the Board of Directors, by written consent, eliminated the position of President of the Company, with those responsibilities being assumed by Mr. Kay. A majority of the Board of Directors also appointed Mr. Kay as the Chairman of the Board in December 2008. Prior to joining StrikeForce Mr. Kay was employed by JPMorganChase & Co. from August of 1977 until his retirement in December 2002, at which time he was a Managing Director of the firm. During his tenure with JPMorganChase & Co. Mr. Kay led strategic and corporate business groups with global teams up to approximately 1,000 people. His responsibilities also included Chief Operations Officer, Chief Information Officer, and Global Technology Auditor. Mr. Kay’s business concentrations were in securities (fixed income and equities), proprietary trading and treasury, global custody services, audit, cash management, corporate business services and web services. Prior to his employment with JPMorganChase & Co., Mr. Kay was a systems engineer at Electronic Data Services (EDS) for approximately five years from September 1972 through to August 1977. He holds a B.A. in Mathematics from CUNY.

Philip E. Blocker, Chief Financial Officer

SUMMARY OF QUALIFICATIONS

SYSTEMS	FINANCIAL	OPERATIONS	INDUSTRIES
Oracle / PeopleSoft / Frx	IPO/SEC Reporting	Purchasing/Facilities	Manufacturing
MAS90 / QB / Sol / SBT	Budgeting / M & A	HR & Logistics	Retail & Distribution
M/ERP Implementation	Royalty Accounting	IT & MIS Mgmt	Technology

Robert Half Management Resources 10/04 – Present

Financial consultant fulfilling $10MM - $100MM clients’ interim CFO/Controller requirements in manufacturing, pharmaceuticals, software, and telecommunications

Finance, Treasury and full accounting responsibilities

Budgeting with monthly reforecasts and variance reporting

Monthly consolidated financial statements of three to eight foreign subsidiaries

FAS 50, 52, 68, 84, 91, 94, 95, 98, 109, 123R, 130, 142 and 146 + SOP 98-9 & EITF 00-10, 02-7

Supervise two – five senior accountants plus accounting clerks

Royalty accounting with quarterly reports/payments for 55 artists & 62 manufacturers

3 year IPO Prep – ensure full GAAP compliance & account analysis

Designed FRx reports for cross entity divisional reporting

SEC Reporting – 10Q 3/06 - 12/07, plus 10K 9/06 & 9/07

IPO – filing of S-1, response to SEC issues

Business process reengineering - restructured workflow between multiple branch operations

ASKL Enterprises, Inc. 4/02 – 9/04

Financial consultant fulfilling $5MM - $50MM clients’ interim CFO/Project Manager requirements in manufacturing, retail and financial services

M&A Activity: Valuations, Due Diligence and Business Planning

Signed chain to $80MM website, resulting in 10% revenue increase

Built customer service, financial, MIS and purchasing organizations

Implemented new MRP/Accounting system

Submitted $200,000+ State grant to reduce cost of MRP/ESL/technical training initiatives

Financial reporting of $10 Billion credit derivatives portfolio

EDUCATIONAL

BACHELOR OF ARTS, June 1979

Queens College of the City University of New York

PROFESSIONAL LICENSES

CERTIFIED PUBLIC ACCOUNTANT (Passed all four parts of the exam)

Robert Denn, Director

Mr. Denn joined StrikeForce as President in December 2002. In December 2008, the Board of Directors eliminated the position of President. As a result, Robert Denn is no longer an officer or employee of the Company, but he remains on the Board of Directors. A former registered representative of Essex Securities, Mr. Denn was a co-founder of Netlabs.com, Inc., a company formed to develop security software products, in May 1999. In February 2001, Mr. Denn left the retail securities industry and joined NetLabs.com as its President. The intellectual property asset rights of Netlabs.com were subsequently acquired by StrikeForce in December 2002. In addition, Mr. Denn has over twenty years of sales and management experience in the financial services industry inclusive of such prestigious firms as Citibank, Fleet and Bank of New York. Mr. Denn has a B.A. in Business Administration from William Paterson University.

Ramarao Pemmaraju, Chief Technology Officer

Mr. Pemmaraju Joined StrikeForce in July 2002 as our Chief Technology Officer (CTO) and the inventor of the ProtectID® product. In May 1999 Mr. Pemmaraju co-founded Netlabs.com, which developed security software products. Mr. Pemmaraju concentrated his time on Netlabs from July 2001 through to July 2002. From June 2000 to July 2001 Mr. Pemmaraju was a systems architect and project leader for Coreon, an operations service provider in telecommunications. From October 1998 through May 2000, Mr. Pemmaraju was a systems engineer with Nexgen systems, an engineering consulting firm. Mr. Pemmaraju has over eighteen years experience in systems engineering and telecommunications. His specific expertise is in systems architecture, design and product development. Mr. Pemmaraju holds a M.S.E.E. from Rutgers University and a B.E. from Stevens Tech.

George Waller, Executive Vice President and Head of Marketing

Mr. Waller joined StrikeForce in June 2002 as a Vice President in charge of sales and marketing. In July 2002, Mr. Waller became the CEO of StrikeForce, a position he held until Mr. Kay joined us in May 2003. Since May 2003, Mr. Waller has been the Executive Vice President overseeing Sales, Marketing, Business Development and product development. From 2000 through June 2002, Mr. Waller was Vice President of business development for Infopro, an outsourcing software development firm. From 1999 to 2001, Mr. Waller was Vice President of sales and Marketing for Teachmeit.com-Incubation systems, Inc., a multifaceted computer company and sister company to Infopro. From 1997 through 1999, Mr. Waller was the Vice President of Internet Marketing for RX Remedy, an aggregator of medical content for online services. Previously, Mr. Waller was a Vice President of Connexus Corporation, a software integrator.

Mark Corrao, Director

Mr. Corrao, CPA brings to StrikeForce Technologies over twenty-five years of experience in the financial and accounting areas. Mr. Corrao’s background includes several years on Wall Street with Merrill Lynch, Spear Leeds & Kellogg and Greenfield Arbitrage Partners. Prior to joining StrikeForce, he was the Director of Sales at Applied Digital and Vice President of Sales at Advanced Communications Sciences.

Summary Compensation Table

The following table sets forth certain compensation information for: (i) the person who served as the Chief Executive Officer of StrikeForce during the year ended December 31, 2009, regardless of the compensation level, and (ii) each of our other executive officers, serving as an executive officer at any time during 2009. The foregoing persons are collectively referred to in this Form 10-K as the “Named Executive Officers.” Compensation information is shown for the year ended December 31, 2009:

Name/ Principal Position	Year			Stock	Incentive Plan Option		Securities Underlying	Nonqualified Deferred Compensation		All Other
		Salary	Bonus	Awards	Awards		Options/SARs	Earnings		Compensation	Total
		($)	($)	($)	($)		($)	($)		($)	($)
Mark L. Kay
Chief Executive Officer	2009	17,100	—	—	39,750	[1]	—	80,900	[2]	—	(299,538)

Mark Corrao	2009	17,434	—	—	39,750	[1]	—	80,566	[2]	—	48,652
Chief Financial Officer

George Waller	2009	15,077	—	—	39,750	[1]	—	82,923	[2]	—	46,713
Executive Vice President

Ramarao Pemmaraju	2009	16,910	—	—	39,750	[1]	—	81,090	[2]	—	48,652
Chief Technical Officer

There are no employment agreements between StrikeForce and any executive officer or director.

(1)	Fair value of Incentive Plan options issued to executive officers by the Company in 2009.

(2)	Nonqualified deferred compensation earnings to executive officers have been accrued for 2009 as a result of missed salaries due to cash flow constraints.

Outstanding Option Awards at Year End

The following table provides certain information regarding unexercised options to purchase common stock, stock options that have not vested, and equity-incentive plan awards outstanding at December 31, 2009, for each Named Executive Officer and/or Director.

Outstanding Equity Awards At Fiscal Year-End Table
	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Mark L. Kay	9,231 15,705	- -	- -	$ $	0.375 0.240	03/02/17 03/16/17	- -	- -	- -	- -
	16,388	-	-		$0.230	04/27/17	-	-	-	-
	16,346	-	-		$0.200	05/25/17	-	-	-	-
	25,128	-	-		$0.150	06/08/17	-	-	-	-
	18,643	-	-		$0.170	06/22/17	-	-	-	-
	47,115	-	-		$0.080	11/23/17	-	-	-	-
	25,000	-	-		$0.200	12/12/17	-	-	-	-
	500,000	-	-		$0.080	11/23/12	-	-	-	-
Robert Denn	16,346 25,128	- -	- -	$ $	0.200 0.150	05/25/17 06/08/17	- -	- -	- -	- -
	18,643	-	-		$0.170	06/22/17	-	-	-	-
	47,115	-	-		$0.080	11/23/17	-	-	-	-
	25,000	-	-		$0.200	12/12/17	-	-	-	-
Mark Corrao	16,346 25,128	- -	- -	$ $	0.200 0.150	05/25/17 06/08/17	- -	- -	- -	- -
	18,643	-	-		$0.170	06/22/17	-	-	-	-
	47,115	-	-		$0.080	11/23/17	-	-	-	-
	25,000	-	-		$0.200	12/12/17	-	-	-	-
	500,000	-	-		$0.080	11/23/12	-	-	-	-
George Waller	25,128 18,643	- -	- -	$ $	0.150 0.170	06/08/17 06/22/17	- -	- -	- -	- -
	47,115	-	-		$0.080	11/23/17	-	-	-	-
	25,000	-	-		$0.200	12/12/17	-	-	-	-
	500,000	-	-		$0.080	11/23/12	-	-	-	-
Ramarao Pemmaraju	16,346 25,128	- -	- -	$ $	0.200 0.150	05/25/17 06/08/17	- -	- -	- -	- -
	18,643	-	-		$0.170	06/22/17	-	-	-	-
	47,115	-	-		$0.080	11/23/17	-	-	-	-
	25,000	-	-		$0.200	12/12/17	-	-	-	-
	500,000	-	-		$0.080	11/23/12	-	-	-	-

Option Exercises And Stock Vested Table

None.

Pension Benefits Table

None.

Nonqualified Deferred Compensation Table

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)

Mark L. Kay	-	-	80,900	-	82,169

Mark Corrao	-	-	80,566	-	82,169

George Waller	-	-	82,923	-	82,169

Ramarao Pemmaraju	-	-	81,090	-	82,169

All Other Compensation Table

None.

Perquisites Table

None.

Director Compensation

Four of our five directors were also executive officers of the Company through December 2009. In December 2008, the Board of Directors eliminated the position of President. As a result, the Company President is no longer an officer or employee of the Company, but he remains on the Board of Directors. Our directors did not receive any separate compensation for serving as such during fiscal 2009.

Limitation of Director Liability; Indemnification

Indemnity

The Wyoming Statutes and our certificate of incorporation and bylaws contain provisions for indemnification of our officers and directors, and under certain circumstances, our employees and other persons. The bylaws require us to indemnify such persons to the fullest extent permitted by Wyoming law. Each such person will be indemnified in any proceeding if such person acted in good faith and in a manner that such person reasonably believed to be in, or not opposed to, our best interests. The indemnification would cover expenses, including attorney's fees, judgments, fines and amounts paid in settlement. Our bylaws also provide that we may purchase and maintain insurance on behalf of any of our present or past directors or officers insuring against any liability asserted against such person incurred in their capacity as a director or officer or arising out of such status, whether or not we would have the power to indemnify such person.

We have no other indemnification provisions in our Certificate of Incorporation, Bylaws or otherwise specifically providing for indemnification of directors, officers and controlling persons against liability under the Securities Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act 1993”), as amended, may be permitted to directors or officers pursuant to the foregoing provisions, we are informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, as expressed in the Act 1933 and is, therefore, unenforceable.

INFORMATION ON CONSENTING STOCKHOLDERS

Pursuant to the Company’s Bylaws and the Wyoming Articles of Incorporation, a vote by the holders of at least a majority of the outstanding shares of the Company entitled to vote (the “Voting Shares”) is required to effect the action described herein. The Company’s Articles of Incorporation does not authorize cumulative voting for this matter. As of the record date, the Company had 474,316,330 voting shares issued and outstanding, consisting of series A preferred shares and common stock, which for voting purposes the preferred shares equate to 80% of the voting shares and the common stock is entitled to one vote per share. The consenting stockholders are the record and beneficial owners of 379,453,064 shares of the Company’s preferred and common stock, which represents approximately 80% of the total number of Voting Shares. Pursuant to Section 17-16-724 of the Wyoming Statutes, the consenting stockholders voted in favor of the actions described herein in a written consent, dated February 1, 2011. No consideration was paid for the consent. The consenting stockholders‘names, affiliations with the Company and their beneficial holdings are as follows:

Name	Affiliation	Voting Shares	Percentage (4)

Mark L. Kay (1)	Director, Officer and Stockholder	126,484,354	26.66%
Ram Pemmaraju (2)	Director, Officer and Stockholder	126,484,355	26.67%
George Waller (3)	Director, Officer and Stockholder	126,484,355	26.67%

TOTAL		379,453,354	80%

(1)	Mr. Mark L. Kay is the Chief Executive Officer, Chairman of the Board of Directors and a director of the Company.
(2)	Mr. Ram Pemmaraju is Chief Technical Officer, Secretary and a director of the Company.
(3)	Mr. George Waller, is Executive Vice President and a director of the Company
(4)	Based upon 474,316,330 “Voting Shares” outstanding as of February 1, 2011.

LEGAL PROCEEDINGS

To the best of our knowledge, during the past five years, none of the following occurred with respect to a present or former director or executive officer of the Company: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of any competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the commodities futures trading commission to have violated a Federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

INCREASE AUTHORIZED COMMON SHARES

Material Terms, Potential Risks And Principal Effects Of The Increase of Authorized Common Shares

Our Board of Directors and the consenting majority stockholders have adopted and approved resolutions and an amendment to the Articles Of Incorporation to effect an increase of the number of common shares of the Company that the Company may issue are increased from one hundred million (100,000,000) to five hundred million (500,000,000). The Board of Directors and the consenting majority stockholders believe that the Increase in Authorized common shares is in the best interest of the Company and its stockholders because the Company currently has 94,863,266 common shares outstanding and has publicly announced its new investor group (PMI) has the ability to convert up to 80,000,000 shares over time. In addition, the Company is required to file a registration statement on Form S-1 to cover the 120,000,000 shares of common stock underlying previously issued warrants.  Therefore, the Company believes it is in the shareholders’ best interest to consent to this increase. The PMI investor and strategic partner is critical to StrikeForce’ s current and long term success. Examples of how PMI is supporting the Company includes funding the large cost of StrikeForce to have a major presence at the upcoming RSA Show (Feb. 14-18th, 2011) as well as introducing the Company to many large business opportunity, especially through PMI’s approved government contract status. The Company also has the ability to assign contracts through PMI Technologies, Inc. which has already proven to be beneficial to the Company.

DELIVERY OF INFORMATION STATEMENT

To reduce the expenses of delivering duplicate materials to our stockholders, we are taking advantage of householding rules that permit us to deliver only one Information Statement to stockholders who share the same address unless otherwise requested.

If you share an address with another stockholder and have received only one Information Statement, you may write or call us to request a separate copy at no cost to you. For future mailings, you may request separate materials or, if you are receiving multiple copies you may request that we only send one set of materials, by writing to us at StrikeForce Technologies, Inc.  1090 King Georges Post Road, Suite #603, Edison, NJ  08837.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read or copy any document we file at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of this information may also be obtained by mail from the SEC’s Public Reference Branch at 100 F Street, N.E., Washington, D.C. 20549. In addition, our filings with the SEC are also available to the public on the SEC’s internet website at http://www.sec.gov

INFORMATION INCORPORATED BY REFERENCE

The following documents are incorporated herein by reference and are deemed to be a part hereof from the date of filing of such documents:

Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

Quarterly Reports on Form 10-Q or 10-Q/A for the quarters ended March 31, 2010, June 30, 2010 and September 30, 2010.

Reports in Form 8-K.

All documents filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Information Statement and prior to the effective date of the action taken described herein.

Any  statement  contained  in a document  incorporated  or deemed to be incorporated  by reference  herein shall be deemed to be modified or  superseded for  purposes  of this Information Statement  to the extent  that a  statement contained herein, or in any other subsequently filed document that also is, or is deemed to be,  incorporated  by reference  herein,  modifies or  supersedes  such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Information Statement.

This Information Statement incorporates, by reference, certain documents that are not presented herein or delivered herewith. Copies of any such documents, other than exhibits to such documents which are not specifically incorporated by reference herein, are available without charge to any person, including any stockholder, to whom this proxy statement is delivered, upon written or oral request to our Secretary at our address and telephone number set forth herein.

Distribution of Information Statement

The cost of distributing this Information Statement has been borne by us and certain shareholders that consented to the action taken herein. The distribution will be made by mail.

Pursuant to the requirements of the Exchange Act of 1934, as amended, the Registrant has duly caused this Information Statement to be signed on its behalf by the undersigned hereunto authorized.

STRIKEFORCE TECHNOLOGIES, INC.

By /s/ Mark Kay

 Mark Kay

 Chief Executive Officer

February 4, 2011